CELL MEDX CORP. OTCQB: CMXC
FOR IMMEDIATE RELEASE JANUARY 30th, 2017

Cell MedX Corp. Moves Forward on Strategic Planning

Carson City, Nevada, January 30, 2017, Cell MedX Corp. (OTCQB: CMXC), Cell MedX Corp. (“Cell MedX” or the “Company”), an early development stage bio-tech company focusing on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness, announced today that, in its efforts to better concentrate on upcoming observational clinical studies while simultaneously  continuing the development of eBalance devices, the Company decided to divest one of its wholly-owned subsidiaries, Avyonce Cosmedics Inc. (“Avyonce”).  Avyonce’s main business activity is the marketing and distribution of spa technologies.

Ms. Jean Arnett, a  Director and Vice President, Corporate Development of Cell MedX, has chosen to continue her work with Avyonce to further develop its business model, and so, effective January 23, 2017, resigned from her management and directorship positions with Cell MedX.  Cell MedX will transfer Avyonce to Ms. Jean Arnett for nominal consideration.

Cell MedX has appointed Bradley Hargreaves to its Board of Directors to fill the vacancy created by Ms. Arnett’s resignation.  Mr. Hargreaves has acted as Cell MedX’s Vice President, Technology and Operations since November 2014.  Ms. Arnett is the wife of Mr. Hargreaves.

The Company would like to thank Ms. Arnett for her contribution to Cell MedX and wishes her continued success spearheading Avyonce.

About Cell MedX Corp.

Cell MedX Corp. is an early development stage bio-tech company focused on the discovery, development and commercialization of therapeutic and non-therapeutic products that promote general wellness and alleviate complications associated with medical conditions including, but not limited to, diabetes, Parkinson’s disease, high blood pressure. For more information about the Company and its technology please visit our website at: www.cellmedx.com, for the Company's newsletter, please go to www.cellmedx.com/media/newsletters/

On behalf of the Board of Directors of Cell MedX Corp.

Frank McEnulty
Chief Executive Officer and President.

Forward Looking Statements
The information included in this press release has not been reviewed by the FDA, nor has it been peer reviewed. This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that the Company expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in the Company's Quarterly, Annual and Current Reports filed with the United States Securities and Exchange Commission (the "SEC"). Should one or more of these risks or uncertainties materialize, or should any of the Company's underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Company's forward-looking statements. In particular, the Company’s eBalance technology is still in development.  Except as required by law, Cell MedX Corp. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Cell MedX Corp. files from time to time with the SEC, including its Annual, Quarterly and Current Reports.

SOURCE:
Cell MedX Corp.
For further information visit: www.cellmedx.com.
Or phone: 1-844-238-2692